Exhibit 99.1

MeiraGTx Announces $400 million Strategic Investment by Oberland Capital to Support Development and Commercialization of AAV2-hAQP1 and Botaretigene Sparoparvovec (bota-vec)

-MeiraGTx to receive up to $375 million in non-dilutive cash and up to $25 million in equity investment

-Following regulatory approval, Oberland Capital to receive low single-digit capped royalties on the net sales of each of AAV2-hAQP1 for the treatment of grade 2/3 late radiation-induced xerostomia (RIX), botaretigene sparoparvovec (bota-vec) for the treatment of X-linked retinitis pigmentosa (XLRP), and AAV-AIPL1 for the treatment of LCA4

LONDON and NEW YORK, July 7, 2026 (GLOBE NEWSWIRE) -- MeiraGTx Holdings plc (Nasdaq: MGTX), a vertically integrated, clinical stage genetic medicines company, today announced that it has entered into an agreement with Oberland Capital Management LLC (Oberland Capital) for an investment of up to $400 million in the Company, including up to $375 million in non-dilutive capital for capped royalty payments on certain products and up to $25 million in equity.

“We are very pleased to partner with Oberland Capital as we move towards potential commercialization of our late-stage programs for XLRP and radiation-induced xerostomia,” said Alexandria Forbes, Ph.D., president and chief executive officer of MeiraGTx. “The size and terms of Oberland Capital’s investment demonstrate exceptional confidence in the strength of the data for these programs to date as well as the large commercial potential for both bota-vec and AAV2-hAQP1.”

Dr. Forbes continued, “Having multiple late-stage products allowed for a creative structure with low royalties on more than one product, which provides substantial non-dilutive capital while preserving business development flexibility in all aspects of the Company.”

Michael Bloom, Partner at Oberland Capital, added, “MeiraGTx is in the rare position of having three potentially approvable therapies within the next 12 to 24 months, two of which have significant commercial potential. Each of these would be first to market in areas of complete unmet need where there are a large number of patients waiting for these potential treatments. We are excited to partner with the MeiraGTx team and provide substantial investment to enable robust commercialization and launch efforts globally.”

Transaction Overview:

The investment by Oberland Capital provides for up to $400 million in total capital to MeiraGTx, including up to $375 million in non-dilutive royalty funding and up to $25 million in equity, as follows:

o	The initial $135 million funded includes $125 million in exchange for low single-digit royalties on the included products, and a $10 million equity investment
o	An additional $50 million will be available at the Company’s option tied to AAV2-hAQP1 positive data readouts from the Phase 2 AQUAx2 study in 2027
o	An additional $50 million will be available at the Company’s option tied to regulatory approval of bota-vec in 2027
o	An additional $50 million will be available at the Company’s option tied to regulatory approval of AAV2-hAQP1 in 2028
o	A further $100 million is available upon mutual agreement for new products or business development
o	Oberland Capital has the right to purchase an additional $15 million in equity in MeiraGTx

The agreement with Oberland Capital includes flexible provisions for potential change of control, with the ability for the Company to buy back the entire funded royalty note at any time by paying certain specified amounts.

Royalty payments are capped at a multiple of the amounts funded.

Additional details regarding the agreement with Oberland Capital can be found in the Current Report on Form 8-K filed by the company today with the U.S. Securities and Exchange Commission.

About MeiraGTx

MeiraGTx (Nasdaq: MGTX) is a vertically integrated, clinical-stage genetic medicines company with a broad pipeline with four late-stage clinical programs. Each of these programs uses local delivery of small doses, resulting in disease modifying effects in both inherited and more common diseases, in radiation-induced xerostomia, diseases in the eye and Parkinson’s disease. MeiraGTx uses its innovative technology in optimization of capsids, promoters and novel translational control elements to develop best in class, potent, safe viral vectors. MeiraGTx’s broad pipeline is supported by end-to-end in-house manufacturing. MeiraGTx has built the most comprehensive manufacturing capabilities in the industry, including two that are licensed for GMP viral vector production and a GMP QC facility with clinical and commercial licensure. In addition, MeiraGTx has developed a proprietary manufacturing platform process over 10 years based on more than 20 different viral vectors with leading yield and quality aspects and commercial readiness. Uniquely, MeiraGTx has developed a novel technology for in vivo delivery of any biologic therapeutic using oral small molecules. This transformative riboswitch gene regulation technology allows precise, dose-responsive control of gene expression by oral small molecules. MeiraGTx is focusing the riboswitch platform on the regulated in vivo delivery of metabolic peptides, including GLP-1, GIP, Glucagon, Amylin, PYY and Leptin, as well as cell therapy, CAR-T for liquid and solid tumors and autoimmune diseases, and additionally PNS targets addressing long term intractable pain. MeiraGTx has developed the technology to apply genetic medicine to common diseases, increasing efficacy, addressing novel targets, and expanding access in some of the largest disease areas where the unmet need remains high.

For more information, please visit www.meiragtx.com

About Oberland Capital

Oberland Capital is a private investment firm formed in 2013 with assets under management in excess of $3.5 billion, focused exclusively on investing in the global healthcare industry and specializing in flexible investment structures customized to meet the specific needs of its transaction partners. Oberland Capital’s broad suite of financing solutions includes monetization of royalty streams, acquisition of future product revenues, creation of project-based financing structures, and investments in traditional debt and equity. With a combination of deep industry knowledge and extensive structured finance experience, the Oberland Capital team has a history of creating value for its transaction partners. For more information, please visit www.oberlandcapital.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding future obligations under the agreement with Oberland Capital, statements regarding our product candidate development and anticipated milestones regarding our pre-clinical and clinical data, reporting of such data and the timing of results of data and regulatory matters, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate,” “eligible” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our incurrence of significant losses; any inability to achieve or maintain profitability, raise additional capital, repay our debt obligations, identify additional and develop existing product candidates, successfully execute strategic transactions or priorities, bring product candidates to market, expansion of our manufacturing facilities and processes, successfully enroll patients in and complete clinical trials, accurately predict growth assumptions, recognize benefits of any orphan drug or rare pediatric disease designations, retain key personnel or attract qualified employees, or incur expected levels of operating expenses; the impact of pandemics, epidemics or outbreaks of infectious diseases on the status, enrollment, timing and results of our clinical trials and on our business, results of operations and financial condition; failure of early data to predict eventual outcomes; failure to obtain FDA or other regulatory approval for product candidates within expected time frames or at all; the novel nature and impact of negative public opinion of gene therapy; failure to comply with ongoing regulatory obligations; contamination or shortage of raw materials or other manufacturing issues; changes in healthcare laws; risks associated with our international operations; significant competition in the pharmaceutical and biotechnology industries; dependence on third parties; risks related to intellectual property; changes in tax policy or treatment; our ability to utilize our loss and tax credit carryforwards; litigation risks; and the other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

Investors:

MeiraGTx

Investors@meiragtx.com

or

Media:

Jordyn Temperato

LifeSci Communications

jtemperato@lifescicomms.com